INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pinnacle West Capital Corporation on Form S-8 of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 29, 2000